Exhibit 10.1

AMENDED AND RESTATED INDEMNIFICATION AGREEMENT

This AMENDED AND RESTATED INDEMNIFICATION AGREEMENT is made and entered into this      day of              (“Agreement”), by and between Lifetime Brands, Inc., a Delaware corporation (the “Corporation”), and                      (“Indemnitee”).

WHEREAS, highly competent persons are reluctant to serve both privately and publicly-held companies as directors, officers, or in other capacities, unless they are provided with appropriate protection from the risk of claims and actions against them arising out of their service to and activities on behalf of such companies; and

WHEREAS, it is therefore reasonable, prudent and necessary for the Corporation to obligate itself contractually to indemnify such persons to the fullest extent permitted by applicable law, so that such persons will serve or continue to serve the Corporation free from undue concern that they will not be adequately indemnified; and

WHEREAS, this Agreement is a supplement to and in furtherance of those provisions regarding the indemnification, advancement of expenses and any other rights provided to, or for the benefit of, Indemnitee by the Second Restated Certificate of Incorporation of the Corporation (the “Certificate”) and/or the Amended and Restated Bylaws of the Corporation (“Bylaws”), any rights granted under the Certificate or Bylaws and any resolutions adopted pursuant thereto and shall not be deemed to be a substitute therefore nor to diminish or abrogate any rights of Indemnitee thereunder; and

WHEREAS, Indemnitee is willing to serve, continue to serve and to take on additional service for or on behalf of the Corporation on the condition that Indemnitee be indemnified according to the terms of this Agreement; and

WHEREAS, the Corporation and Indemnitee may be a party to a prior form of director’s and officer’s indemnification agreement and the Corporation and Indemnitee desire to supersede and replace any prior such indemnification agreement with this Agreement.

NOW, THEREFORE, in consideration of the premises and the covenants contained herein, and of Indemnitee agreeing to serve, or continuing to serve, the Corporation after the date hereof directly or, at the Corporation’s request, as an officer, director, manager, member, partner, tax matters partner, fiduciary or trustee of, or in any other capacity with, an Other Enterprise (as defined below), the sufficiency of such consideration being hereby acknowledged, the Corporation and Indemnitee, intending to be legally bound hereby, do hereby covenant and agree as follows:

Section 1. Definitions. For purposes of this Agreement:

(a) “Change in Control” means a change in control of the Corporation of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A (or in response to any similar item on any similar schedule or form)

promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), whether or not the Corporation is then subject to such reporting requirement; provided, however, that, without limitation, such a Change in Control shall be deemed to have occurred if (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing 20% or more of the combined voting power of the Corporation’s then outstanding securities without the prior approval of at least two-thirds of the members of the Board in office immediately prior to such person attaining such percentage interest; (ii) the Corporation is a party to a merger, consolidation, sale of assets or other reorganization, or a proxy contest, as a consequence of which members of the Board in office immediately prior to such transaction or event constitute less than a majority of the Board thereafter; or (iii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board (including for this purpose any new director whose election or nomination for election by the Corporation’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period) cease for any reason to constitute at least a majority of the Board.

(b) “Corporate Status” means the status of a person who is or was a director, officer, employee, manager, member, partner, tax matters partner, employee, agent, fiduciary, trustee or other representative of the Corporation or an Other Enterprise (as defined herein) which such person is or was serving at the request of the Corporation.

(c) “Disinterested Director” means a director of the Corporation who is not and was not a party to the matter in respect of which indemnification is sought by Indemnitee.

(d) The term “Expenses” shall be broadly construed and shall include all direct and indirect losses, liabilities, damages, expenses, including fees and expenses of attorneys, fees and expenses of accountants, court costs, transcript costs, fees and expenses of experts, witness fees and expenses, travel expenses, printing and binding costs, telephone charges, delivery service fees, the premium, security for, and other costs relating to any bond (including cost bonds, appraisal bonds, or their equivalents), judgments, fines, penalties (whether civil, criminal or other), ERISA excise taxes assessed on a person with respect to an employee benefit plan, and amounts paid or payable in connection with any judgment, award or settlement, including any interest, assessments, any federal, state, local or foreign taxes imposed as a result of the actual or deemed receipt of any indemnification or expense advancement payments, and all other disbursements or expenses incurred in connection with (i) the investigation, preparation, prosecution, defense, settlement, mediation, arbitration and appeal of a Proceeding, (ii) serving as an actual or prospective witness, or preparing to be a witness in a Proceeding, or other participation in, or other preparation for, any Proceeding, (iii) any compulsory interviews or depositions related to a Proceeding, (iv) any non-compulsory interviews or depositions related to a Proceeding, subject to the person receiving advance written approval by the Corporation to participate in such interviews or depositions, (v) responding to, or objecting to, a request to provide discovery in any Proceeding, and (vi) establishing or enforcing a right to indemnification under this Agreement, the Bylaws, the Certificate, applicable law or otherwise. Expenses shall also include any federal, state, local and foreign taxes imposed on such person as a result of the actual or deemed receipt of any payments under this Agreement.

(e) “Independent Counsel” means a law firm, a member of a law firm, or an independent practitioner, that is experienced in matters of corporate law and neither currently is, nor in the five (5) years previous to its selection has been, retained to represent (i) the Corporation or Indemnitee in any matter material to either such party (other than with respect to matters concerning Indemnitee under this Agreement or of other indemnitees under similar indemnification agreements) or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any Person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Corporation or Indemnitee in an action to determine Indemnitee’s rights under this Agreement.

(f) “Other Enterprise” means another corporation, partnership, limited liability company, joint venture, trust, association or other enterprise, whether for profit or not-for-profit, including any subsidiaries of the Corporation, any entities formed by the Corporation and any employee benefit plans maintained or sponsored by the Corporation or any subsidiary of the Corporation where Indemnitee is serving at the request of the Corporation in any capacity.

(g) The term “Person” means any individual, corporation, firm, partnership, joint venture, limited liability company, estate, trust, business association, organization, governmental entity or other entity.

(h) The term “Proceeding” shall be broadly construed and shall include any threatened, asserted, pending or completed action, suit, investigation (including any internal investigation), inquiry, hearing, mediation, arbitration, other alternative dispute mechanism or any other proceeding, whether civil, criminal, administrative, regulatory, arbitrative, legislative, investigative or otherwise and whether formal or informal, or any appeal of any kind therefrom, including an action initiated by Indemnitee to enforce Indemnitee’s rights to indemnification or advancement of Expenses under this Agreement or any provision of the Certificate, the Bylaws, the Delaware General Corporation Law, as amended (the “DGCL”), or other applicable law, and whether instituted by or in the right of the Corporation, a governmental agency, the Board of Directors of the Corporation, any authorized committee thereof, a class of its security holders or any other party, and whether made pursuant to federal, state or other law, or any inquiry, hearing or investigation (including any internal investigation), whether formal or informal, whether instituted by or in the right of the Corporation, a governmental agency, the Board, any committee thereof, a class of its security holders, or any other party that Indemnitee believes might lead to the institution of any such proceeding.

Section 2. Services by Indemnitee. Indemnitee agrees to serve as a director or officer of the Corporation. Indemnitee may at any time and for any reason resign from any such position (subject to any other contractual obligation or any obligation imposed by operation of law).

Section 3. Indemnification – General.

(a) The Corporation shall indemnify, and advance Expenses to, Indemnitee as provided in this Agreement to the fullest extent permitted by applicable law (as the same exists or may hereafter be amended, but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment). The rights of Indemnitee provided under the preceding sentence shall include, but shall not be limited to, the rights set forth in the other Sections of this Agreement.

(b) Notwithstanding anything in this Agreement to the contrary, the Corporation shall not be obligated to provide Indemnitee with indemnification pursuant to this Agreement (i) in connection with any Proceeding (or any part of any Proceeding) initiated by Indemnitee (other than any cross-claim, counterclaim or affirmative defense asserted by Indemnitee in an action brought against Indemnitee), including any Proceeding (or any part of any Proceeding) initiated by Indemnitee against the Corporation, any entity that the Corporation controls, any of the directors, officers, or employees thereof, other indemnitees or any third party, unless (A) the Corporation has joined in or the Board of Directors of the Corporation has authorized or consented to the initiation of such Proceeding, (B) it is a Proceeding referenced in Section 11 below, (C) the Corporation provides the indemnification, in its sole discretion, pursuant to the powers vested in the Corporation under applicable law, or (D) otherwise required by applicable law, (ii) if a final adjudication by a court of competent jurisdiction determines that such indemnification is prohibited by applicable law, (iii) on account of any Proceeding for an accounting of profits made from the purchase and sale (or sale and purchase) by Indemnitee of securities of the Corporation within the meaning of Section 16(b) of the Exchange Act or similar provisions of state statutory law or common law, (iv) on account of any Proceeding for any reimbursement of the Corporation by Indemnitee of any bonus or other incentive-based or equity-based compensation or of any profits realized by Indemnitee from the sale of securities of the Corporation, as required in each case under the Exchange Act (including any such reimbursements that arise from an accounting restatement of the Corporation pursuant to Section 304 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), or the payment to the Corporation of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 306 of the Sarbanes-Oxley Act), or (v) as limited by Section 12 of this Agreement.

Section 4. Proceedings Other than Proceedings by or in the right of the Corporation. Indemnitee shall be entitled to the rights of indemnification provided in this Section if, by reason of (or arising in part out of) Indemnitee’s Corporate Status, Indemnitee is, or is threatened to be made, a party or witness to or other participant in, any threatened, pending, or completed Proceeding, other than a Proceeding by or in the right of the Corporation. Pursuant to this Section, Indemnitee shall be indemnified against Expenses, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred (or, in the event a Change in Control has occurred, actually incurred) by Indemnitee or on

Indemnitee’s behalf in connection with any Proceeding or any claim, issue or matter therein, unless Indemnitee acted in bad faith, if Indemnitee acted in a manner Indemnitee believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal Proceeding, had no reasonable cause to believe Indemnitee’s conduct was unlawful.

Section 5. Proceedings by or in the Right of the Corporation. Indemnitee shall be entitled to the rights of indemnification provided in this Section if, by reason of (or arising in part out of) Indemnitee’s Corporate Status, Indemnitee is, or is threatened to be made, a party or witness to or other participant in, any threatened, pending, or completed Proceeding brought by or in the right of the Corporation to procure a judgment in its favor. Pursuant to this Section, Indemnitee shall be indemnified against Expenses, judgments, penalties, fines and amounts paid in settlement actually and reasonable incurred by Indemnitee or on Indemnitee’s behalf in connection with any such Proceeding if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation. Notwithstanding the foregoing, no indemnification against such Expenses shall be made in respect of any claim, issue or matter in any such Proceeding as to which Indemnitee shall have been adjudged to be liable to the Corporation if applicable law prohibits such indemnification unless the Chancery Court of the State of Delaware or the court in which such Proceeding shall have been brought or is pending, shall determine that indemnification against Expenses may nevertheless be made by the Corporation.

Section 6. Indemnification for Expenses of a Party Who is Wholly or Partly Successful. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of Indemnitee’s Corporate Status, a party to and is successful, on the merits or otherwise, in any Proceeding, Indemnitee shall be indemnified against all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection therewith. If Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Corporation shall indemnify Indemnitee against all Expenses actually and reasonable incurred (or, in the event a Change in Control has occurred, all Expenses actually incurred) by Indemnitee or on Indemnitee’s behalf in connection with each successfully resolved claim, issue or matter. For purposes of this Agreement, the term “successful on the merits or otherwise” shall include, but not be limited to, (i) any termination, withdrawal, or dismissal (with or without prejudice) of any Proceeding against Indemnitee without any express finding of liability or guilt against Indemnitee, (ii) the expiration of one-hundred twenty (120) days after the making of any claim or threat of a Proceeding without the institution of the same and without any promise or payment made to induce a settlement, and (iii) the settlement of any Proceeding pursuant to which Indemnitee pays less than $100,000.

Section 7. Indemnification for Expenses of a Witness. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of Indemnitee’s Corporate Status, a witness in any Proceeding, Indemnitee shall be indemnified against all Expenses actually and reasonably incurred (or, in the event a Change in Control has occurred, all Expenses actually incurred) by Indemnitee or on Indemnitee’s behalf in connection therewith.

Section 8. Advancement of Expenses.

(a) The Corporation shall advance all Expenses incurred by or on behalf of Indemnitee in connection with any Proceeding within ten (10) calendar days after the receipt by the Corporation of a statement or statements from Indemnitee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding, provided, however, in the case of a retainer or similar advance payable by or on behalf of Indemnitee to a lawyer or firm of lawyers at or prior to such lawyer or firm of lawyers undertaking the representation of Indemnitee, the Corporation shall advance such Expense within three (3) calendar days after the receipt by the Corporation of a statement from Indemnitee requesting such advance. Such statement or statements shall reasonably evidence the Expenses incurred by Indemnitee and shall include or be preceded or accompanied by an undertaking in writing by or on behalf of Indemnitee in which Indemnitee undertakes and agrees to repay any Expenses advanced if it shall ultimately be determined (in accordance with the procedures and other provisions contained in Section 9 hereof or by final judicial determination from which there is no further right to appeal, as applicable) that Indemnitee is not entitled to be indemnified by the Company against such Expenses. The Corporation shall make the advances contemplated by this Section 8 regardless of Indemnitee’s financial ability to make repayment, and regardless of whether indemnification of Indemnitee by the Corporation will ultimately be required. Any advances pursuant to this Section 8 shall be unsecured and interest-free. Except as set forth in this Section 8, the Corporation shall not impose on Indemnitee additional conditions to the advancement of Expenses or require from Indemnitee additional undertakings regarding repayment. Advancements shall include any and all reasonable Expenses incurred pursuing an action to enforce Indemnitee’s right of advancement of Expenses pursuant to this Agreement or any provision of the Certificate, the Bylaws, the DGCL or other applicable law, including Expenses incurred preparing and forwarding statements to the Corporation to support the advancements claimed.

(b) Notwithstanding anything in this Agreement to the contrary, the right to advancement of Expenses shall not apply to (i) any Proceeding against an officer, director or other agent of the Corporation brought by the Corporation and approved by a majority of the members of the Board which alleges willful misappropriation of corporate assets by such officer, director or other agent, wrongful disclosure of confidential information, or any other willful and deliberate breach in bad faith of such officer’s, director’s or other agent’s duty to the Corporation or its stockholders, or (ii) any claim for which indemnification is excluded pursuant to this Agreement, but shall apply to any Proceeding referenced in Section 3(b)(iii) or Section 3(b)(iv) of this Agreement prior to a determination that the person is not entitled to be indemnified by the Corporation.

Section 9. Procedure for Determination of Entitlement to Indemnification.

(a) To obtain indemnification under this Agreement in connection with any Proceeding, and for the duration thereof, Indemnitee shall submit to the Corporation a written request, including therein or therewith such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification. The Secretary of the Corporation shall promptly upon receipt of any such request for indemnification, advise the Board in writing that Indemnitee has requested indemnification.

(b) Upon written request by Indemnitee for indemnification pursuant to Section 9(a) hereof, a determination, if required by applicable law, with respect to Indemnitee’s entitlement thereto shall be made in such case: (i) if a Change in Control shall have occurred, by Independent Counsel (unless Indemnitee shall request that such determination be made by the Board or the stockholders, in which case in the manner provided for in clauses (ii) or (iii) of this Section 9(b) in a written opinion to the Board, a copy of which shall be delivered to Indemnitee); (ii) if a Change of Control shall not have occurred, (A) by the Board by a majority vote of a quorum consisting of Disinterested Directors, or (B) if a quorum of the Board consisting of Disinterested Directors is not obtainable, or even if such quorum is obtainable, if such quorum of Disinterested Directors so directs, either (x) by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to Indemnitee, or (y) by the stockholders of the Corporation, as determined by such quorum of Disinterested Directors, or a quorum of the Board, as the case may be; or (iii) as provided in Section 10(c) of this Agreement. If it is so determined that Indemnitee is entitled to indemnification, payment to Indemnitee shall be made within ten (10) days after such determination. Indemnitee shall cooperate with the person, persons or entity making such determination with respect to Indemnitee’s entitlement to indemnification, including providing to such person, persons or entity upon reasonably advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination. Any costs or expenses (including attorneys’ fees and disbursements) incurred by Indemnitee in so cooperating with the person, persons or entity making such determination shall be borne by the Corporation (irrespective of the determination as to Indemnitee’s entitlement to indemnification) and the Corporation hereby indemnifies and agrees to hold Indemnitee harmless therefrom.

(c) If required, Independent Counsel shall be selected as follows: (i) if a Change of Control shall not have occurred, Independent Counsel shall be selected by the Board, and the Corporation shall give written notice to Indemnitee advising Indemnitee of the identity of the Independent Counsel so selected; or (ii) if a Change of Control shall have occurred, Independent Counsel shall be selected by Indemnitee (unless Indemnitee shall request that such selection be made by the Board, in which event (i) shall apply), and Indemnitee shall give written notice to the Corporation advising it of the identity of Independent Counsel so selected. In either event, Indemnitee or the Corporation, as the case may be, may within seven (7) calendar days after such written notice of selection shall have been given, deliver to the Corporation or to Indemnitee, as the case may be, a written objection to such selection. Such objection may be asserted only on the grounds that

Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined in Section 1 of this Agreement, and the objection shall set forth with particularity the factual basis of such assertion. If such written objection is made, Independent Counsel so selected may not serve as Independent Counsel unless and until a court of competent jurisdiction has determined that such objection is without merit. If, within twenty (20) days after submission by Indemnitee of a written request for indemnification pursuant to Section 9(a) hereof, no Independent Counsel shall have been selected and not objected to, either the Corporation or Indemnitee may petition the Chancery Court of the State of Delaware or other court of competent jurisdiction, for resolution of any objection which shall have been made by the Corporation or Indemnitee to the other’s selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by such court or by such other person as such court shall designate, and the person with respect to whom an objection is so resolved or the person so appointed shall act as Independent Counsel under Section 9(b) hereof. The Corporation shall pay any and all reasonable fees and expenses of Independent Counsel incurred by such Independent Counsel in connection with its actions pursuant to this Agreement, and the Corporation shall pay all reasonable fees and expenses incident to the procedures of this Section 9(c), regardless of the manner in which such Independent Counsel was selected or appointed. Upon the due commencement date of any judicial proceeding or arbitration pursuant to Section 11(a)(iii) of this Agreement, Independent Counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing).

Section 10. Presumption and Effects of Certain Proceedings.

(a) In connection with any determination concerning Indemnitee’s entitlement to indemnification hereunder, the person or persons or entity making such determination shall presume that Indemnitee has satisfied the applicable standard of conduct and is entitled to indemnification under this Agreement if Indemnitee has submitted a request for indemnification in accordance with Section 9(a) of this Agreement, and, except where any required undertaking under Section 8 has not been delivered to the Corporation, anyone seeking to overcome this presumption shall have the burden of proof and burden of persuasion, by clear and convincing evidence.

(b) Indemnitee shall be deemed to have met the applicable standard of conduct and to be entitled to indemnification under the DGCL for any action or omission to act undertaken (i) in good faith reliance upon the records of the Corporation, including its financial statements, or upon information, opinions, reports or statements furnished to Indemnitee by the officers or employees of the Corporation or any of its subsidiaries in the course of their duties, or by committees of the Board of Directors, or by any other Person as to matters Indemnitee reasonably believes are within such other Person’s professional or expert competence, or (ii) on behalf of the Corporation in furtherance of the interests of the Corporation in good faith in reliance upon, and in accordance with, the advice of legal counsel or accountants, provided such legal counsel or accountants were selected with reasonable care by or on behalf of the Corporation. In addition, the knowledge and/or actions, or failures to act, of any director, officer, agent or employee of the Corporation or an Other Enterprise shall not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement. Whether or not the foregoing provisions of this

Section 10(b) are satisfied, it shall in any event be presumed that Indemnitee has at all times acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation. Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion, by clear and convincing evidence.

(c) If the person, persons or entity empowered or selected under Section 9 of this Agreement to determine whether Indemnitee is entitled to indemnification shall not have made a determination within thirty (30) days after receipt by the Corporation of the request therefore, the requisite determination of entitlement to indemnification shall be deemed to have been made and Indemnitee shall be entitled to such indemnification, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) prohibition of such indemnification under applicable law; provided, however, that such thirty (30) day period may be extended for a reasonable time, not to exceed an additional thirty (30) days, if the person, persons or entity making the determination with respect to entitlement to indemnification in good faith require(s) such additional time for the obtaining or evaluating of documentation and/or information relating thereto; and provided, further, that the foregoing provisions of this Section 10(b) shall not apply (i) if the determination of entitlement to indemnification is to be made by the stockholders pursuant to Section 9(b) of this Agreement and if (A) within fifteen (15) days after receipt by the Corporation of the request for such determination the Board has resolved to submit such determination to the stockholders for their consideration at an annual meeting thereof to be held within seventy-five (75) days after such receipt and such determination is made thereat, or (B) a special meeting of stockholders is called within fifteen (15) days after such receipt for the purpose of making such determination, such meeting is held for such purpose within sixty (60) days after having been so called and such determination is made thereat, or (ii) if the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 9(b) of this Agreement.

(d) The termination of any Proceeding or any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation or, with respect to any criminal Proceeding, that Indemnitee had reasonable cause to believe that Indemnitee’s conduct was unlawful.

Section 11. Remedies of Indemnitee.

(a) In the event that (i) a determination is not made pursuant to Section 9 of this Agreement, (ii) advancement of Expenses is not timely made pursuant to Section 8 of this Agreement, (iii) the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 9(b) of this Agreement and such determination shall not have been made and delivered in a written opinion within ninety (90) days after receipt by the Corporation of the request for indemnification, (iv) payment of indemnification is not made pursuant to Section 7 of this Agreement within ten (10) days after receipt by the Corporation of a written request therefore, or (v) payment of indemnification is not made within ten (10) days after a determination has been made that Indemnitee is entitled to indemnification or such determination is deemed to have been made pursuant to Section 9 or 10 of this Agreement, Indemnitee shall be entitled to an adjudication in the Chancery Court of the State of Delaware, or in any other court of competent jurisdiction, of Indemnitee’s entitlement to such indemnification or advancement of Expenses. Alternatively, Indemnitee, at Indemnitee’s option, may seek an award in arbitration to be conducted by a single arbitrator in Delaware. Indemnitee shall commence such proceeding seeking adjudication or an award in arbitration within one hundred eighty (180) calendar days following the date on which Indemnitee first has the right to commence such proceeding pursuant to this section 11(a). The Corporation shall not oppose Indemnitee’s right to seek any such adjudication or award in arbitration.

(b) In the event that a determination shall have been made pursuant to Section 9 of this Agreement that Indemnitee is not entitled to indemnification, any judicial proceeding or arbitration commenced pursuant to this Section shall be conducted in all respects as a de novo trial or arbitration on the merits and Indemnitee shall not be prejudiced by reason of that adverse determination. In any judicial proceeding or arbitration commenced pursuant to this Section, the Corporation shall have the burden of proof and burden of persuasion, by clear and convincing evidence, that Indemnitee is not entitled to indemnification or advancement of Expenses, as the case may be.

(c) If a determination shall have been made or deemed to have been made pursuant to Section 9 or 10 of this Agreement that Indemnitee is entitled to indemnification, the Corporation shall be bound by such determination in any judicial proceeding or arbitration commenced pursuant to this Section, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) prohibition of such indemnification under applicable law.

(d) The Corporation shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Corporation is bound by all the provisions of this Agreement.

(e) In the event that Indemnitee, pursuant to this Section, seeks a judicial adjudication of, or an award in arbitration to enforce, Indemnitee’s rights under, or to recover damages for breach of, this Agreement, Indemnitee shall be entitled to recover from the Corporation, and shall be indemnified by the Corporation against, any and all expenses (of the kinds described in the definition of Expenses) actually and reasonably incurred by Indemnitee in such judicial adjudication or arbitration, but only if Indemnitee prevails therein. If it shall be determined in such judicial adjudication or arbitration that Indemnitee is entitled to receive part but not all of the indemnification or advancement of Expenses sought, the Expenses incurred by Indemnitee in connection with such judicial adjudication or arbitration shall be appropriately prorated.

Section 12. Non-Exclusivity; Survival of Rights; Insurance; Subrogation; No Duplication of Payments.

(a) The rights of indemnification and to receive advancement of Expenses as provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the Certificate or the Bylaws of the Corporation, any agreement, a vote of stockholders for a resolution of directors, or otherwise. No amendment, alteration or repeal of this Agreement or any provision hereof shall be effective as to any Indemnitee with respect to any action taken or omitted by such Indemnitee in Indemnitee’s Corporate Status prior to such amendment, alteration or repeal and no amendment, alteration or repeal of the Corporation’s Certificate or Bylaws shall adversely affect or limit the rights of any Indemnitee under this Agreement.

(b) To the extent that the Corporation maintains an insurance policy or policies providing liability insurance for directors, officers, employees, agents or fiduciaries of the Corporation or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which such person serves at the request of the Corporation, Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any such director, officer, employee, agent or fiduciary under such policy or policies.

(c) In the event of any payment under this Agreement, the Corporation shall be subrogated to the extent of such payment to all of the rights of contribution or recovery of Indemnitee against other persons, and Indemnitee shall execute all papers reasonably required and take all actions that may be reasonably necessary to secure such rights, including execution of such documents as are necessary to enable the Corporation to bring suit to enforce such rights.

(d) The Corporation shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder if and to the extent that Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise.

Section 13. Duration of Agreement. This Agreement shall continue and terminate upon the later of: (a) ten (10) years after the date that Indemnitee shall have ceased to serve as a director, officer, employee, agent or fiduciary of the Corporation or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which Indemnitee served at the request of the Corporation; or (b) the final termination of all pending Proceedings in respect of which Indemnitee is granted rights of indemnification or advancement of Expenses hereunder and of any proceeding commenced by Indemnitee pursuant to Section 11 of this Agreement.

Section 14. Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including, without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal, or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

Section 15. Exception to Right of Indemnification or Advancement of Expenses. Except as provided in Section 11(e), Indemnitee shall not be entitled to indemnification or advancement of Expenses under this Agreement with respect to any Proceeding, or any claim therein, brought or made by such Indemnitee against the Corporation.

Section 16. Identical Counterparts. This Agreement may be executed in one or more counterparts each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same agreement. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement.

Section 17. Headings. The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

Section 18. Modification and Waiver. Except as provided in Section 34 with respect to changes in the DGCL that broaden the right of Indemnitee to be indemnified by the Corporation and Section 31 which provides for Indemnitee to be afforded the benefit of a more favorable term or terms included in other indemnification agreements, no supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be binding unless in the form of a writing signed by the party against whom enforcement of the waiver is sought, or shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver.

Section 19. Notice by Indemnitee and Defense of Proceedings.

(a) Indemnitee agrees promptly to notify the Corporation in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or matter which may be subject to indemnification or advancement of Expenses covered hereunder.

(b) The Corporation shall be entitled, at its option and expense, either to participate in the defense of any Proceeding relating a matter for which indemnification is sought or, upon written notice to Indemnitee, to assume the defense thereof with counsel reasonably satisfactory to Indemnitee and after delivery of such notice, the Corporation shall not be liable to Indemnitee under this Agreement for any fees or expenses of counsel subsequently incurred by Indemnitee with respect to such Proceeding; provided that (i) Indemnitee shall have the right to retain separate counsel in respect of such Proceeding at

Indemnitee’s expense or, if previously authorized in writing by the Corporation, at the Corporation’s expense, and (ii) if Indemnitee believes, after consultation with counsel selected by Indemnitee, that (A) the use of counsel chosen by the Corporation to represent Indemnitee would present such counsel with an actual or potential conflict of interest, (B) the named parties in any such Proceeding (including any impleaded parties) include the Corporation or any subsidiary of the Corporation and Indemnitee, and Indemnitee concludes that there may be one or more legal defenses available to him or her that are different from or in addition to those available to the Corporation or any subsidiary of the Corporation, or (C) any such representation by such counsel would be precluded under the applicable standards of professional conduct then prevailing, then Indemnitee shall be entitled to retain separate counsel (but not more than one law firm plus, if applicable, local counsel in respect of any particular Proceeding) at the Corporation’s expense.

(c) The Corporation shall not be liable to Indemnitee under this Agreement for any amounts paid in settlement of any Proceeding relating to any matter for which indemnification is sought that is effected without the Corporation’s prior written consent and the Corporation shall not, without the prior written consent of Indemnitee, effect any settlement of any Proceeding relating to any matter for which indemnification is sought which Indemnitee is or could have been a party unless such settlement solely involves the payment of money and includes a complete and unconditional release of Indemnitee from all liability on all claims that are the subject matter of such Proceeding; provided that neither the Corporation nor Indemnitee shall unreasonably withhold its or his or her consent to any proposed settlement; and provided that Indemnitee may withhold consent to any settlement or compromise which (i) includes an admission of fault of Indemnitee or (ii) does not include, as an unconditional term thereof, the full release of Indemnitee from all liability in respect of the Proceeding, which release shall be in form and substance reasonably satisfactory to Indemnitee.

Section 20. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if (i) delivered by hand and receipted for by the party to whom such notice or other communication shall have been directed, or (ii) mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed:

(a) If to Indemnitee, to:

(b) If to the Corporation, to:

Lifetime Brands, Inc.
1000 Stewart Avenue
Garden City, NY 11530

or to such other address as may have been furnished to Indemnitee by the Corporation or to the Corporation by Indemnitee, as the case may be.

Section 21. Contribution.

(a) Whether or not the indemnification provided for in this Agreement is available, in respect of any Proceeding in which the Corporation is jointly liable with Indemnitee (or would be if joined in the Proceeding that is the basis for the Proceeding), the Corporation shall pay, in the first instance, the entire amount of any judgment or settlement of such Proceeding without requiring Indemnitee to contribute to such payment and the Corporation hereby waives and relinquishes any right of contribution it may have against Indemnitee. The Corporation shall not enter into any settlement of any Proceeding in which the Corporation is jointly liable with Indemnitee (or would be if joined in the Proceeding that is the basis for the Proceeding) unless such settlement provides for a full and final release of all claims asserted against Indemnitee, which release shall be in form and substance reasonably satisfactory to Indemnitee.

(b) Without diminishing or impairing the obligations of the Corporation set forth in Section 21(a), if, for any reason, Indemnitee shall elect or be required to pay all or any portion of any judgment or settlement relating to any Proceeding in which the Corporation is jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding), the Corporation shall contribute to the amount of expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred and paid or payable by Indemnitee in proportion to the relative benefits received by the Corporation and all officers, directors or employees of the Corporation other than Indemnitee who are jointly liable with Indemnitee (or would be if joined in such Proceeding), on the one hand, and Indemnitee, on the other hand, from the transaction from which such Proceeding arose; provided, however, that the proportion determined on the basis of relative benefit may, to the extent necessary to conform to law, be further adjusted by reference to the relative fault of the Corporation and all officers, directors or employees of the Corporation other than Indemnitee who are jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding), on the one hand, and Indemnitee, on the other hand, in connection with the events that resulted in such expenses, judgments, fines or settlement amounts, as well as any other equitable considerations which the law may require to be considered. The relative fault of the Corporation and all officers, directors or employees of the Corporation other than Indemnitee who are jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding), on the one hand, and Indemnitee, on the other hand, shall be determined by reference to, among other things, the degree to which their actions were motivated by intent to gain personal profit or advantage, the degree to which their liability is primary or secondary, and the degree to which their conduct is active or passive.

(c) The Corporation hereby agrees to fully indemnify and hold Indemnitee harmless from any claims of contribution which may be brought by officers, directors or employees of the Corporation other than Indemnitee who may be jointly liable with Indemnitee.

Section 22. Services of Indemnitee. This Agreement shall not be deemed to constitute an agreement of employment nor shall it impose any obligation on Indemnitee or the Corporation to continue Indemnitee’s service to the Corporation beyond any period otherwise required by law or by other agreements or commitments of the parties, if any. Indemnitee, if a member of the Board of Directors, hereby agrees to serve or continue to serve as a director of the Corporation, for so long as Indemnitee is duly elected or appointed or until Indemnitee tenders his or her resignation or is removed.

Section 23. Binding Effect, Successors. This Agreement shall be (a) binding upon all successors and assigns of the Corporation (including any transferee of all or a substantial portion of the business, stock and/or assets of the Corporation and any direct or indirect successor by merger or consolidation or otherwise by operation of law) and (b) binding on and shall inure to the benefit of the personal and legal representatives, spouses, heirs, executors and administrators of Indemnitee. This Agreement shall continue in effect for the benefit of Indemnitee and such personal and legal representatives, assigns, spouses, heirs, executors and administrators regardless of whether Indemnitee continues to serve as an officer, director or other representative or agent of the Corporation or any other Person at the request of the Corporation. The Corporation shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all, substantially all, or a significant portion, of the business and/or assets of the Corporation and/or its subsidiaries, by written agreement in form and substance satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Corporation would be required to perform if no such succession had taken place. Except as otherwise provided in this Section 23, neither this Agreement nor any duties or responsibilities pursuant hereto may be assigned by the Corporation to any other Person without the express prior written consent of Indemnitee.

Section 24. Entire Agreement. This Agreement and the documents referred to herein constitute the entire agreement between the parties hereto with respect to the matters covered hereby, and any other prior or contemporaneous oral or written understandings or agreements with respect to the matters covered hereby are expressly superseded by this Agreement, including, but not limited to, any previous forms of director’s and officer’s indemnification agreements adopted by the Board and/or entered into by the Corporation with Indemnitee; provided, however, that this Agreement is supplemental to and in furtherance of the rights provided to, or for the benefit of Indemnitee, by the Certificate, the Bylaws, the DGCL and any other applicable law, and shall not be deemed a substitute therefor, and does not diminish or abrogate any rights of Indemnitee thereunder.

Section 25. Conflict With Governing Documents. To the fullest extent permitted by applicable law, in the event of a conflict between the terms of this Agreement and the terms of the Certificate or the Bylaws, the terms of this Agreement shall prevail.

Section 26. Cooperation and Intent. The Corporation shall cooperate in good faith with Indemnitee and use its best efforts to ensure that, to the fullest extent permitted by applicable law, Indemnitee is indemnified and/or reimbursed for Expenses described herein and receives advancement of Expenses.

Section 27. Noninterference. The Corporation shall not seek or agree to any order of any court or other governmental authority that would prohibit or otherwise interfere, and shall not take or fail to take any other action if such action or failure would reasonably be expected to have the effect of prohibiting or otherwise interfering, with the performance of the Corporation’s indemnification, advancement of Expenses or other obligations under this Agreement.

Section 28. No Third Party Beneficiaries. No parties other than Indemnitee or the Corporation (and their successors and assigns as provided in Section 23 above) are entitled to rely upon this Agreement and enforce the Corporation’s or Indemnitee’s obligations hereunder.

Section 29. Specific Performance. The Corporation and Indemnitee agree that a monetary remedy for breach of this Agreement may be inadequate, impracticable and difficult to prove, and further agree that such breach may cause Indemnitee irreparable harm. Accordingly, the parties hereto agree that Indemnitee may enforce this Agreement by seeking injunctive relief and/or specific performance hereof, without any necessity of showing actual damage or irreparable harm and that, by seeking injunctive relief and/or specific performance, Indemnitee shall not be precluded from seeking or obtaining any other relief to which Indemnitee may be entitled. The Corporation and Indemnitee further agree that Indemnitee shall be entitled to such specific performance and injunctive relief, including temporary restraining orders, preliminary injunctions and permanent injunctions, without the necessity of posting bonds or other undertakings in connection therewith. The Corporation acknowledges that in the absence of a waiver, a bond or undertaking may be required of Indemnitee by the court, and the Corporation hereby waives any such requirement of a bond or undertaking.

Section 30. Covenant Not To Sue, Limitation of Actions and Release of Claims. No legal action shall be brought and no cause of action shall be asserted by or in the right of the Corporation (or any of its subsidiaries) against Indemnitee, Indemnitee’s spouse, heirs, executors, or personal or legal representatives, administrators or estate after the expiration of two years from the date of accrual of such cause of action, and any claim or cause of action of the Corporation shall be extinguished and deemed released unless asserted by the timely filing of a legal action within such two-year period; provided, however, that if any shorter period of limitations is otherwise applicable to any such cause of action such shorter period shall govern.

Section 31. More Favorable Indemnification Agreements. In the event the Corporation or any of its subsidiaries enters into an indemnification agreement with another director, officer, agent, fiduciary or manager of the Corporation or any of its subsidiaries containing a term or terms more favorable to Indemnitee than the terms contained herein (as determined by Indemnitee), Indemnitee shall be afforded the benefit of such more favorable term or terms and such more favorable term or terms shall be deemed incorporated by reference herein as if set forth in full herein.

Section 32. Failure to Act Not a Defense. The failure of the Corporation (including its Board of Directors or any committee thereof, Independent Legal Counsel, or stockholders) to make a determination concerning the permissibility of the payment or advancement of Expenses under this Agreement shall not be a defense in any action brought under Section 11(a) hereof, and shall not create a presumption that such payment or advancement is not permissible.

Section 33. Access to Information. Indemnitee shall be entitled to access such information in the possession of the Corporation as may be reasonably necessary to enforce Indemnitee’s rights under this Agreement.

Section 34. Change in Law. To the extent that a change in the DGCL or the interpretation thereof (whether by statute or judicial decision) permits broader indemnification or advancement of Expenses than is provided under the terms of the Certificate, the Bylaws and this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change in law. In the event of any change in the DGCL (whether by statute or judicial decision) which narrows the right of a Delaware corporation to indemnify a member of its Board of Directors, an officer, or other agent, such changes, to the extent not required by applicable law to be applied to this Agreement, shall have no effect on this Agreement or the parties’ rights and obligations hereunder.

Section 35. Representations and Warranties of the Corporation. The Corporation hereby represents and warrants to Indemnitee as follows:

(a)	Authority. The Corporation has all necessary power and authority to enter into, and be bound by the terms of, this Agreement, and the execution, delivery and performance of the undertakings contemplated by this Agreement have been duly authorized by the Corporation.

(b)	Enforceability. This Agreement, when executed and delivered by the Corporation in accordance with the provisions hereof, shall be a legal, valid and binding obligation of the Corporation, enforceable against the Corporation in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the enforcement of creditors’ rights generally.

Section 36. Validity of Agreement. The Corporation shall be precluded from asserting in any Proceeding, including, without limitation, an action under Section 11(a) above, that the provisions of this Agreement are not valid, binding and enforceable or that there is insufficient consideration for this Agreement and shall stipulate in court that the Corporation is bound by all the provisions of this Agreement.

Section 37. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, as applied to contracts between Delaware residents entered into and to be performed entirely within such state without giving effect to the principles of conflicts of choice of laws of such state or any other jurisdiction.

Section 38. Consent to Jurisdiction. The Corporation and Indemnitee hereby irrevocably and unconditionally (i) agree that any action or proceeding arising out of or in connection with this Agreement shall be brought only in the Chancery Court of the State of Delaware (the “Delaware Court”), and not in any other state or federal court in the United States of America or any court in any other country, (ii) consent to submit to the exclusive jurisdiction of the Delaware Court for purposes of any action or proceeding arising out of or in connection with this Agreement, (iii) waive any objection to the laying of venue of any such action or proceeding in the Delaware Court, and (iv) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the Delaware Court has been brought in an improper or inconvenient forum.

Section 39. Miscellaneous. Use of the masculine pronoun shall be deemed to include usage of the feminine pronoun where appropriate.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

CORPORATION
LIFETIME BRANDS, INC.
By:

INDEMNITEE